SUBORDINATION AGREEMENT

This SUBORDINATION AGREEMENT (this “Agreement”) is made and entered into as of April 11, 2005 by and among URBAN CASAVANT AS THE TRUSTEE OF THE UAJC 2002 IRREVOCABLE TRUST (the “Trust”), CMKXTREME, Inc., a Nevada corporation, (“CMKX”), KEVIN T. RYAN, an individual (“Ryan”), and JOHN S. WOODWARD, an individual (“Woodward”).

Preliminary Statements

A.        CRYSTALIX GROUP INTERNATIONAL, INC., a Nevada corporation (“Borrower”) has entered into a certain Security Agreement of even date herewith (the “Trust Security Agreement”) granting to the Trust a security interest in Borrower’s fifty-one percent (51%) membership interest in Laser Design International, LLC, a California limited liability company (the “Collateral”) securing a certain Convertible Promissory Note payable to the Trust in the amount of One Million Dollars ($1,000,000.00) (the “Trust Note”).

B.         Borrower has entered into a certain Security Agreement of even date herewith (the “CMKX Security Agreement”) granting to CMKX a security interest in certain property of Borrower described therein, which includes but is not limited to the Collateral, securing a certain Convertible Promissory Note, dated September 23, 2004 in the amount of Two Million Dollars ($2,000,00.00), as amended and restated by a certain Amended and Restated Convertible Promissory Note of even date herewith (the “CMKX Note”).

D.        Borrower has entered into a certain Security Agreement with Ryan, dated December 23, 2002 (the “Ryan Security Agreement”), granting to Ryan a security interest in certain property of Borrower described therein, which includes but is not limited to the Collateral, securing a certain Amended and Restated Convertible Promissory Note payable to Ryan, dated July 21, 2004 in the amount of Five Million Three Hundred Ninety-Six Thousand Seven Hundred Sixty-Four Dollars ($5,396,764.00) (the “Ryan Note”).

E.         Borrower has entered into a certain security agreement with Woodward, dated December 22, 2002 (the “Woodward Security Agreement”), granting to Woodward a security interest in certain property of Borrower described therein, securing a certain Amended and Restated Convertible Promissory Note payable to Woodward, dated July 21, 2004, in the amount of One Million Eight Hundred Twenty-Four Thousand Dollars ($1,824,000.00) (the “Woodward Note”).

F.         CMKX, Ryan and Woodward desire to subordinate any liens and security interest which they may have in the Collateral to the liens and security interest of the Trust in the Collateral.

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Agreement

NOW, THEREFORE, in consideration of the Trust agreeing to advance to Borrower the loan evidenced by the Trust Note:

1.             Definition of Obligations. The term “Obligations” is used in this Agreement in its broadest and most comprehensive sense and shall mean all present and future indebtedness of Borrower which may be, from time to time, directly or indirectly, incurred by Borrower, including interest (including any interest which, but for the application of the provisions of the Federal Bankruptcy Code, would have accrued on such amounts), principal, costs and other charges, and all claims, rights, causes of action, judgments, decrees, remedies, security interests or other obligations of any kind whatsoever and howsoever arising, whether voluntary, involuntary, absolute, contingent or by operation of law.

The term “Trust Obligation” is used in this Agreement to refer to those Obligations of Borrower owing to the Trust under the Trust Note and limited to a maximum principal amount of One Million Dollars ($1,000,000.00) (plus interest thereon and fees and costs in connection therewith), reduced upon the sale or disposition of any Collateral subject to a Trust Lien (as defined below) by the amount of the net proceeds of such sale or disposition that are received by the Trust.

2.             Subordination of Creditor Liens and Security Interests. All liens and security interests presently existing or hereafter obtained by the CMKX, Ryan and Woodward (“Creditor Liens”) in any of the Collateral to secure any Obligations now or hereafter owed by Borrower to CMKX, Ryan and Woodward (“Creditor Obligations”) are hereby subordinated to any and all liens and security interests now or hereafter obtained by the Trust (“Trust Liens”) in the Collateral to secure the Trust Obligations. The priority established by this Agreement shall be binding upon the Trust and CMKX, Ryan and Woodward notwithstanding the time of attachment or perfection of the priority of, or the avoidance of either the Trust Liens or the Creditor Liens.

3.             Limitations on CMKX, Ryan and Woodward’s Actions. As long as any of the Trust Obligations remains unpaid, in whole or in part, and as long as the Trust is obligated to make loans and advances to Borrower pursuant to the Trust Note, CMKX, Ryan and Woodward each respectively agrees to provide to the Trust, by Certified Mail, a copy of any notice to Borrower of any default by Borrower in the payment of any of the Creditor Obligations owed to each of them, respectively (a “Payment Default”). CMKX, Ryan and Woodward agree that they will not enforce or apply any of the Creditor Liens, notify any of Borrower’s account debtors of the Creditor Liens or attempt to collect on any accounts or general intangibles, or in any other manner interfere with the Trust Liens (collectively, “Creditor Lien Enforcement”) prior to the thirtieth (30th) day following the Trust’s receipt of notice of a Payment Default or, if prior to such date the Trust shall have commenced to exercise and has continued diligently to pursue its contractual, judicial, equitable or other remedies with respect to the Collateral, then CMKX, Ryan and Woodward agree not to initiate any Creditor Lien Enforcement until such actions by the Trust have been completed or the Trust Obligations have been repaid in full.

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4.             CMKX, Ryan and Woodward’s Waivers. CMKX, Ryan and Woodward agree that the Trust shall have absolute power and discretion, without notice to CMKX, Ryan and Woodward, to deal in any manner with the Trust Obligations, the Trust Liens and the Collateral including, but not by way of limitation, release, surrender, extension, renewals, acceleration, compromise or substitution. CMKX, Ryan and Woodward hereby waive and agree not to assert against the Trust any rights which a guarantor or surety could exercise, but nothing in this Agreement shall constitute CMKX, Ryan and Woodward a guarantor or surety. CMKX, Ryan and Woodward hereby waive the right, if any, to require the Trust to marshal or otherwise require the Trust to proceed to dispose of or foreclose upon the Collateral in any manner or order.

5.             Continuing Nature of this Agreement. If, at any time hereafter, the Trust shall, in its own judgment, determine to discontinue the extension of credit to or on behalf of Borrower, the Trust may do so (subject to any agreements then existing between the Trust and Borrower). This Agreement, the obligations of CMKX, Ryan and Woodward owing to the Trust and the Trust’s rights and privileges hereunder shall continue in full force and effect and it shall not be cancelled or otherwise rendered ineffective until payment in full of all of the Trust obligations, notwithstanding any action or inaction by the Trust with respect thereto or with respect to any collateral therefor or any guaranties thereof. Subject to the terms of Paragraph 1 above, all rights, powers and remedies hereunder shall apply to all past, present and future Trust Obligations, including under successive transactions which may continue, renew, increase, decrease or from time to time create new Trust Obligations.

6.             CMKX, Ryan and Woodward to Receive Payments, etc. in Trust. Except as otherwise expressly agreed to herein, if CMKX, Ryan and Woodward shall receive any collections on any accounts or general intangibles or proceeds from the disposition of any Collateral during the “standstill” period set forth in Paragraph 3 of this Agreement, such payment or property shall be received by CMKX, Ryan and Woodward in trust for the Trust and shall immediately be delivered and transferred to the Trust.

7.             Financial Condition of Borrower. CMKX, Ryan and Woodward represent and warrant to the Trust that CMKX, Ryan and Woodward are currently informed of the financial condition of Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of non-payment of the Trust Obligations. CMKX, Ryan and Woodward further represent and warrant to the Trust that CMKX, Ryan and Woodward have read and understand the terms and conditions of the Trust Note and the Security Agreement. CMKX, Ryan and Woodward hereby agree that any failure on their part to continue to keep informed of Borrower’s financial condition and of all other circumstances which bear upon the risk of non-payment or non-performance of the Trust Obligations shall not constitute a defense to CMKX, Ryan and Woodward’s obligations hereunder, and CMKX, Ryan and Woodward waive any requirement on the part of the Trust to keep CMKX, Ryan and Woodward informed of any such circumstances.

8.             Assignees, etc. This Agreement shall be binding upon the successors and assigns of CMKX, Ryan and Woodward and shall inure to the benefit of the Trust’s successors and assigns.

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9.             Choice of Law. The validity of this Agreement, its construction, interpretation and enforcement, and the rights of the parties hereunder, shall be determined under, governed by and construed in accordance with the laws of the State of Nevada.

10.           Collection Costs; Attorneys’ Fees. In the event it becomes necessary for any party to commence any proceedings or actions to enforce the provisions of this Agreement, the court or body before which the same shall be tried shall award to the prevailing party, or parties, all costs and expenses thereof including, but not limited to, reasonable attorneys’ fees, the usual and customary and lawfully recoverable court costs and all other expenses in connection therewith.

11.              Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, CMKX, RYAN AND WOODWARD EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, OR IN ANY WAY CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE DEALINGS OF CMKX, RYAN AND WOODWARD AND THE TRUST WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, CMKX, RYAN AND WOODWARD HEREBY AGREE THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT THE TRUST MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF CMKX, RYAN AND WOODWARD TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

12.           Counterparts. This Agreement may be simultaneously executed in several counterparts, each of which shall be the original and all of which shall constitute one instrument.

(signature page follows below)

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

Urban Casavant as the Trustee of the UAJC 2002 Irrevocable Trust CMKXTREME, Inc., a Nevada corporation By: Urban Casavant, President	Kevin T. Ryan John S. Woodward

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